Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

NuvOx Therapeutics, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Common Stock, $0.001 par value	(1)	457(o)		$	$26,312,000.00		$3,633.69

Total Offering Amounts:							$26,312,000.00		3,633.69
Total Fees Previously Paid:									3,633.69
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Maximum Aggregate Offering Price estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

Includes the aggregate offering price of additional shares that the underwriters have the option to purchase from the registrant, if any. outstanding.

The Registrant previously paid a registration fee of $3,633.69 in connection with the initial filing of the Registration Statement on Form S-1 on July 17, 2026.

The Maximum Aggregate Offering Price was previously determined pursuant to Rule 457(a) under the Securities Act and is now being converted to Rule 457(o) under the Securities Act.